                                                                  EXHIBIT 10.189

                    AMENDED ASSIGNMENT OF LIMITED INTEREST IN
                      LIFE INSURANCE AS COLLATERAL SECURITY


        AMENDMENT made as of the 26th day of April ,1999 to an ASSIGNMENT made as of January 1, 1995, by TRACY ALLEN and JANE GERARD, as Trustees (the "Trustees") of the NEDERLANDER 1994 INSURANCE TRUST, dated December 19, 1994 (the "Assignor") to MEGO FINANCIAL CORP. (the "Assignee").


        1. Pursuant to an amended and restated Split-Dollar Life Insurance Plan, among the Assignor, the Assignee, the Trustees and ROBERT E. NEDERLANDER and GLADYS NEDERLANDER, the parties thereto reserved the right to amend the Plan and said Collateral Assignment; and

        2. The parties desire to amend said Collateral Assignment, and restate it in its entirety as follows:

        ASSIGNMENT made as of January 1, 1995, by TRACY ALLEN and JANE GERARD, as Trustees (the "Trustees") of the NEDERLANDER 1994 INSURANCE TRUST, dated December 19, 1994 (the "Assignor") to MEGO FINANCIAL CORP. (the "Assignee").

        WHEREAS:


        1. The Assignor is the owner of a policy of insurance on the lives of ROBERT E. NEDERLANDER and his wife, GLADYS NEDERLANDER (the "Insureds").


        2. The policy of insurance owned by the Assignor and referred to in this Assignment was issued by the UNITED STATES LIFE INSURANCE COMPANY (the "Insurer") as Policy No. 4001964L (the "Policy").


        3. ROBERT E. NEDERLANDER is currently the Chairman and Chief Executive Officer of the Assignee.


        4. The Assignee has agreed to establish a split-dollar life insurance plan to assist the Assignor in paying premiums due on the Policy.


        5. The Assignor has agreed to assign to the Assignee certain specific rights in and to the Policy in consideration of payment by the Assignee of premiums due on the Policy.

        NOW, THEREFORE:


        1. Subject to the terms and conditions of the Policy and to any superior liens that the Insurer may have against the Policy, the Assignor hereby assigns to the Assignee the following specific rights in and to the Policy:

                (a) The right to obtain, upon surrender of the Policy by the Assignor, an amount from the surrender proceeds equal to but not exceeding the amount of the Assignee's Interest in the Policy, (as defined below). If, (1) the Assignor borrows any amounts from the cash surrender value of the Policy and (2) upon a surrender of the Policy by the Assignor, the amount of the Assignee's Interest in the Policy exceeds the surrender proceeds, any shortfall shall be paid to the Assignee by the Insureds (or either one of them).

                (b) The right to collect, upon a claim by the Assignor under the Policy by reason of the death of the Insureds, an amount from the proceeds equal to but not exceeding the amount of the Assignee's Interest in the Policy (as defined below) determined immediately prior to the death of the survivor of the Insureds.

        The amount of the Assignee's Interest in the Policy, wherever referred to in this Assignment, is an amount equal to the lesser of (a) the net cash surrender value of the Policy as calculated without giving regard to any premium payments which may have been paid by either or both of the Insureds or by any trust created by either of both of the Insureds and (b) the aggregate amount of premiums paid by the Assignee on the Policy, and in each case reduced by the aggregate amount, if any, paid by or on behalf of the Assignor to the Assignee in reimbursement of premiums paid by the Employer on the Policy. Notwithstanding the foregoing, if at any time this Assignment is in effect, the Assignor borrows any amounts from the cash surrender value of the Policy, the Assignee's Interest in the Policy, wherever referred to in this Assignment, is an amount equal to the aggregate amount of premiums paid by the Assignee on the Policy reduced by the aggregate amount, if any, paid by or on behalf of the Assignor to the Assignee in reimbursement of premiums paid by the Assignee on the Policy.


        2. The Assignor will continue to possess and exercise exclusively all remaining rights in and to the Policy not otherwise assigned to the Assignee by reason of this Assignment, including, without limitation, the right to assign the Policy to a third party, the right to designate the beneficiary or beneficiaries of any death benefit in excess of the Assignee's Interest in the Policy, the right to surrender the Policy and the right to reduce the death benefit payable under the Policy (provided, however, that the death benefit may not be reduced to an amount less than the aggregate amount of premiums paid by the Assignee on the Policy). In addition, the Assignor shall have the right to borrow from the cash surrender value of the policy; provided, however, that the Assignor may borrow only to the extent that immediately after any such borrowing the cash surrender value of the Policy shall be no less than the aggregate amount of premiums paid by the Assignee on the Policy reduced by the aggregate amount, if any, paid by or on behalf of the Assignor to the Assignee in reimbursement of premiums paid by the Assignee on the Policy. The Assignor agrees to notify the Assignee of any assignment of its rights in and to the Policy, in whole or in part.



        3. The Assignee will pay all premiums due on the Policy to the Insurer on or before the date or dates on which they become due through January 31, 1998, at which time the Assignee's obligation to pay said premiums shall cease.


        4. The Assignee will not exercise its rights in and to the Policy in any way that may conflict with the exercise by the Assignor of its rights in and to the Policy or that may delay or otherwise interfere with receipt by its designated beneficiary or beneficiaries of any death benefit under the Policy in excess of the Assignee's Interest in the Policy. The Assignee will not assign its rights in and to the Policy to any person other than the Assignor without the prior consent of the Assignor.


        5. The Insurer is hereby authorized to recognize the Assignee's claim to rights hereunder without investigating the reason for any action taken by the Assignee or giving any notice. If the Insurer deems that the sole signature of the Assignee is insufficient for the exercise of the Assignee's rights under the Policy assigned hereby, the Assignor agrees to execute any documents, papers or checks necessary to facilitate the Assignee's exercise of its rights under the Policy.


        6. Upon receipt by the Assignee of an amount equal to the Assignee's Interest in the Policy, the Assignee will execute such documents as may be reasonably required by the Assignor to release the Assignee's rights in and to the Policy.


        7. This Assignment will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly in that state.

        8. This Assignment will benefit and bind the heirs, executors, administrators, personal representatives, successors and assigns of each of the parties. Notwithstanding the foregoing, the Assignor is entering into this Agreement solely in their capacity as Trustees and not individually.


        9. This Assignment may be executed in counterparts, each of which will be an original, which together will constitute one Assignment.



        IN WITNESS WHEREOF, the parties have caused this Assignment to be executed on the day first written above.


ATTEST:                             MEGO FINANCIAL CORP.


______________________________      By:__________________________



WITNESS:
                                    NEDERLANDER 1994 INSURANCE
                                    TRUST UNDER AGREEMENT
                                    DATED December 19, 1994


_____________________________       By:_________________________
                                       TRACY ALLEN, as
                                       Trustee and not
                                       individually


_____________________________       By:_________________________
                                       JANE GERARD, as
                                       Trustee and not
                                       individually



RECORDED AND FILED BY THE INSURER
THIS    DAY OF            , 1999.


------------------------------
         Registrar